UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):     July 13, 2010

RESPONSE GENETICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-1124608	11-3525548
(State or other	(Commission File	(IRS Employer
jurisdiction of incorporation)	Number)	Identification No.)

1640 Marengo St., 6th Floor
Los Angeles, California 90033
(323) 224-3900
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.03.  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On July 13, 2010, the Board of Directors of the Company (the “Board”) approved an amendment to Article I, Section 5, of the Restated Bylaws of the Company (the “Bylaws”) to provide that the Board of Directors shall have the right to designate the chairman of any meeting of the stockholders of the Company, and that in the absence of such designation, the Chairman of the Board or, in his or her absence, the Chief Executive Officer of the Company or, in his or her absence, the President, shall preside at and act as chairman of a meeting of stockholders.  In addition, the Board approved an amendment to Article IV, Section 5 of the Bylaws, which sets forth the duties and responsibilities of the Chairman of the Board, to conform that Section to Article I, Section 5, as amended as described above.

On July 13, 2010 the Board also resolved, pursuant to Article II, Section 1(B) of the Bylaws, to fix the size of the Board at eight directors.  Prior to adoption of this resolution, the Board was fixed at nine directors and there was one vacancy on the Board.

Item 9.01. Financial Statements and Exhibits

(d)     The following exhibit is being filed with this report:

Exhibit Number	Document Description

Exhibit 4.1	Text of Amended Sections of the Restated Bylaws

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

RESPONSE GENETICS, INC.

Dated: July 19, 2010	By:	/s/ Kathleen Danenberg
Name: Kathleen Danenberg
Title: President and Chief Executive Officer